                                                              EXHIBIT 23.4

      CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

  We hereby consent to (i) the inclusion of our opinion letter, dated January 14, 1998, to the Board of Directors of International Technology Corporation (the "Company") as Annex B to the Joint Proxy Statement/Prospectus of the Company relating to the proposed acquisition of OHM Corporation ("OHM") by the Company and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "Summary," "Reasons for the Merger; Recommendation of the Board of Directors of ITC," "Opinion of ITC's Financial Advisor," and "Background of the Merger," of the Joint Proxy Statement/Prospectus of the Company and OHM which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE

                                            SECURITIES CORPORATION

                                          By:

                                                 /s/ Mark A. Pytosh
                                            ___________________________________

                                            Name: Mark A. Pytosh

                                            Title: Managing Director

New York, New York

March 23, 1998